UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2018, Streamline Health Solutions, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Thomas J. Gibson as the Company’s Senior Vice President and Chief Financial Officer, with such appointment to become effective as of September 10, 2018 (the “Effective Date”).

Mr. Gibson, 55, served as Chief Financial Officer of Citra Health Solutions, a leading healthcare services and technology firm, from January 2017 to August 2018 and of Vivex Biomedical, Inc., a regenerative biologics company, from 2014 to 2016. Prior to his service with Vivex, Mr. Gibson served as Principal Accounting Officer, Senior Vice President of Finance and Corporate Controller at R1 RCM (previously Accretive Health, Inc.), a healthcare revenue cycle management company, in 2014.  Mr. Gibson also served as Chief Accounting Officer of Greenway Medical Technologies, a provider of integrated information technology solutions and managed business services to healthcare providers, in 2013 and in various senior financial positions at MedAssets, a healthcare performance improvement company, from 2008 to 2013. Mr. Gibson spent the first 15 years of his professional career with Big 4 CPA firms working with both public and private companies.

There are no family relationships between Mr. Gibson and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

In connection with his employment by the Company, on August 17, 2018, the Compensation Committee of the Board approved the material terms of Mr. Gibson’s compensation arrangement, which are expected to be reflected in an employment agreement with Mr. Gibson to be entered into on or before the Effective Date (the “Employment Agreement”).

1.  Compensation.  Mr. Gibson will receive an annual base salary of $275,000 and will be eligible for an annual incentive bonus (at target equal to 40% of his annual base salary), based on individual and Company performance.  Mr. Gibson will also be eligible to receive the standard employee benefits made available by the Company to its employees generally. The Employment Agreement is also expected to contain customary confidentiality provisions and non-competition covenants.

2.  Initial Equity Awards.  The Company intends to grant to Mr. Gibson on the Effective Date 100,000 restricted stock units (the “Initial RSUs”).  The Initial RSUs are expected to be granted outside of the Company’s Amended and Restated 2013 Stock Incentive Plan (the “Equity Plan”) as inducement grants pursuant to the terms of a Restricted Stock Unit grant agreement. Additionally, the Company will grant Mr. Gibson, effective as of February 1, 2019, an additional 50,000 RSUs (the “2019 RSUs” and, together with the Initial RSUs, the “Equity Awards”).  The Equity Awards will vest in three substantially equal annual installments over the first three years of employment. The grants of the Equity Awards were approved by the Company’s Compensation Committee and were granted as an inducement material to Mr. Gibson entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

A copy of the press release announcing Mr. Gibson’s appointment is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press release dated August 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: August 21, 2018	By:	/s/ David Sides
	Name:	David Sides
	Title:	President and Chief Executive Officer